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                                                                 EXHIBIT 10.6.18



                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement is made as of this 29th day of October, 2002 by and between Paul Twohig, a Seattle, Washington resident ("Mr. Twohig") and Panera, LLC, a Delaware corporation ("the Company" and/or "Panera").

         WHEREAS, Mr. Twohig will serve in the employ of the Company as Executive Vice President and Chief Operating Officer of the Company or as otherwise set forth below; and

         WHEREAS, Mr. Twohig and the Company desire to set forth and to memorialize in this Agreement certain terms and obligations which will apply to both the Company and to Mr. Twohig during his employment and subsequent separation from the Company, including providing additional security to Mr. Twohig and his family as an inducement to Mr. Twohig to remain with the Company and not engage in competition with the Company;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. EMPLOYMENT

                  1.1 The Company hereby agrees to employ Mr. Twohig to render services to the Company in such executive capacity as may be designated either generally or specifically, in writing or orally, from time to time by the Company.

                  1.2 While extensive travel is expected, Mr. Twohig will be headquartered at a Company facility to be located in Boston, Massachusetts (or surrounding community).

                  1.3 Mr. Twohig hereby accepts such employment and agrees that he will, during the continuance hereof, devote his full-time attention, best talents and abilities to the duties of employment hereby accepted by him.

                  1.4 Mr. Twohig shall report to the Chief Executive Officer of the Company and/or his designee.


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         2. COMPENSATION

                  As compensation to Mr. Twohig for his performance of the services to be rendered hereunder and for his performance of all the additional obligations contained herein, the Company agrees to pay Mr. Twohig and Mr. Twohig agrees to accept the base salary, additional compensation and benefits set forth in Attachment "A".

         3. WITHHOLDINGS

                  All payments required to be made by the Company hereunder to Mr. Twohig (including, but not limited, to any severance pay as set forth in Section 9) shall be subject to the withholding of such amounts, if any, relating to tax (including federal and state withholding, social security and other applicable taxes) and other payroll deductions as the Company may reasonably determine it should withhold pursuant to applicable law or regulation or agreement.

         4. EMPLOYEE WARRANTIES

                  Mr. Twohig warrants that he is free to enter into the terms of this Executive Employment Agreement ("Agreement") and that he has no obligations inconsistent with unrestrained employment by the Company and he further represents and warrants that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by him in confidence or in trust prior to his employment by the Company. Moreover, Mr. Twohig has not entered into, and he agrees he will not enter into, any agreement either written or oral in conflict herewith.

         5. NO ASSURANCES OF CONTINUED EMPLOYMENT

                  Mr. Twohig understands and agrees that nothing in this Agreement or any discussions he has had with the Company or any of its representatives shall be construed to give him any right or assurance of continued employment by the Company; and that his employment relationship with the Company is terminable at will, with or without notice, with or without reason, by either the Company or Mr. Twohig.

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         6. CONFLICTING EMPLOYMENT

                  Mr. Twohig agrees that during the term of his employment with the Company he will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of his employment, nor will he engage in any other activities that conflict with his obligations to the Company, including, but not limited to, soliciting franchisees or potential franchisees for personal gain and/or benefit.

                  Nothing contained in this Section prohibits Mr. Twohig from participating as a shareholder provided: (i) Mr. Twohig's participation is not as an operating partner or equivalent and (ii) Mr. Twohig's participation does not detract from his duties and/or obligations to the Company .

                  In addition, Mr. Twohig states that he currently holds a beneficial interest in Sienna Partners of less than five (5%) percent. With regard to these holdings only, nothing contained in this Section prohibits these holdings, provided these holdings and/or any actions taken by Mr. Twohig relating to these holdings do not detract from his duties and obligations to the Company. :

         7. CONFIDENTIAL NATURE; PUBLIC STATEMENTS

                  7.1 The parties shall keep confidential the terms of this Agreement. A breach of this confidentiality undertaking by Mr. Twohig shall relieve the Company of any of its undertakings and obligations set forth herein.

                  7.2 The provisions of subsection 7.1 notwithstanding, it shall not be deemed a violation of the duty to keep the terms hereof confidential on the part of:

                           (i) Mr. Twohig, should disclosure thereof be made by
him to members of his immediate family, or to professionals consulted by Mr. Twohig for advise regarding this Agreement, including, without limitation, lawyers and certified public accountants; provided that any person to whom such disclosure is authorized shall agree to be bound by the terms of paragraph 7; or

                           (ii) the Company, should disclosure thereof be made
by it to the Board of Directors, officers, executives, or shareholders of the Company, or lawyers, certified public accountants and other professionals consulted by the Company; or

                           (iii) either party, if disclosure shall be compelled
by applicable law or by order of either a court of competent jurisdiction or governmental or administrative authority.

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         8. CONFIDENTIAL AND PROPRIETARY INFORMATION

                  8.1 Mr. Twohig understands and acknowledges that in the course of his employment with the Company, he will receive or have access to certain "Confidential Information" (as defined below) of the Company. Mr. Twohig hereby acknowledges that such Confidential Information constitutes a valuable and proprietary asset of the Company which the Company desires to protect.

                  8.2 For purposes of this Agreement, "Confidential Information" shall include, but not be limited to, the following: trade secrets; operating techniques, procedures and methods; product specifications; customer lists; account information; price lists; discount schedules; budgets, correspondence with customers, vendors, competitors, employees, partners, franchisees or any other entity or person; drawings; software; samples; leads from any source; marketing techniques; procedures and methods; employee lists; internal financial reports (including, but not limited to, internal sales and/or profit and loss reports) of the Company and its affiliates and/or franchisees; sourcing lists; and recruiting lists; and any other such proprietary information, but shall not include any such information which has become generally known to or available for use by the public other than by Mr. Twohig's act(s) or omission(s).

                  8.3 Mr. Twohig agrees that during the term of this Agreement and at any time thereafter, he will not, without the authorization of the
Company: (i) disclose any Confidential Information to any person or entity for any purpose whatsoever; or (ii) make use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than the Company, and it is expressly understood and agreed that this prohibition shall include not using any such Confidential Information in competing with the Company at any time.

         9. SEVERANCE PAY

                  9.1 Upon the occurrence of a "Separation Event", as defined below, and provided Mr. Twohig complies and continues to comply with all of his obligations contained in this Agreement (including, but not limited to Section
11), Panera agrees to pay Mr. Twohig the following "Separation Pay":

                  (i) Fifty-two (52) weeks of his "Base Pay". "Base Pay" shall mean Mr. Twohig's annualized base salary at the time of the "Separation Event" as pre-established by the Company. Base Pay shall not include any bonus, incentive compensation (including, but not limited to, stock options) or other benefits or allowances which Mr. Twohig may otherwise be entitled to receive as of the effective date of the Separation Event (except as provided below in Section 9.1 (ii)).

                  (ii) Continuation of medical, dental, long term disability and life insurance (to the extent and level that said benefits exist at the time of the Separation Event) for the fifty-two week (52) period immediately following the Separation Event.

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Mr. Twohig is responsible for making all required co-payments and his failure to make said co-payments will result in the termination of said benefit. Upon the termination of medical, dental, long term disability and/or life insurance, the Company will, to the extent required by law, give Mr. Twohig notice of such termination and Mr. Twohig's rights under the law.

                  9.2 Panera agrees that the above described Separation Pay shall be made in substantially equal installments following Mr. Twohig's termination and disbursement shall be on the dates on which he would have received his regular salary payments.

                  9.3 The above described Separation Pay will be reduced (dollar for dollar, or the equivalent thereof) by any compensation and/or benefits Mr. Twohig receives and/or earns during the severance period from any source other than Panera including, without limitation, salary, bonus(es), benefits, consulting fees, income from self-employment, stocks, stock options, equity rights, or otherwise. Upon the date that Mr. Twohig obtains and/or is eligible to obtain through a new employer (without regard to whether Mr. Twohig is an owner, employee, consultant or equivalent) medical and/or dental and/or long term disability and/or life insurance during the fifty-two (52) week period following the Separation Event, the benefits as provided in Section 9.1 (ii) will terminated in their entirety. Mr. Twohig shall promptly notify Panera of any and all such compensation and/or benefits and/or eligibility for benefits. In the event the severance benefits then payable are less than the dollar for dollar (or the equivalent thereof) compensation and/or benefits Mr. Twohig receives and/or earns during the fifty-two (52) week period following the Separation Event, he shall immediately pay the Company the difference up to the total value of the severance benefits.

                  9.4 Panera shall have no obligation to pay the above described Separation Pay or any other compensation to Mr. Twohig if:

                           (i) no Separation Event occurs, or

                           (ii) he fails to comply with the all of the
obligations contained in this Agreement.

                  9.5 For purposes of this Agreement, a "Separation Event" shall mean and be limited to the termination of Mr. Twohig's employment with Panera other than (i) by Panera for cause (as defined below), (ii) as a result of his death or permanent disability, or (iii) by his voluntary separation of services and employment with, or resignation from, Panera.

                  9.6 For purposes of this Agreement, "cause" shall include, but is not limited to, dishonesty; conviction of a felony or other crime involving moral turpitude; wilful misconduct; gross dereliction and/or gross neglect of duties; a material breach of the terms of this Agreement which continues uncured for fifteen (15) days after Panera

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has given written notice to me specifying in reasonable detail the material breach; or conflict of interest; in each case determined in good faith by Panera.

                  9.7 If Mr. Twohig shall voluntarily terminate his employment with, or resign from, the Company he shall provide the Company at least sixty
(60) calendar days' prior written notice thereof and he will be expected to continue to perform his duties consistent with the Company's good faith expectations up to the date of his voluntary termination or resignation.

                  9.8 All severance payments required to be made by Panera pursuant to this Agreement to Mr. Twohig shall be subject to the withholding of such amounts, if any, relating to tax (including federal and state withholding, social security and other applicable taxes) and other payroll deductions Panera may reasonably determine it should withhold pursuant to applicable law or regulation or agreement.

                  9.9 In addition to Mr. Twohig's other obligations contained in this agreement, in order to receive any severance benefits as provided above, he shall voluntarily agree to and sign at or about the time of his termination a full and complete release in the form appended hereto as Attachment B. It is agreed and understood that prior to the execution by Mr. Twohig of Attachment B, the Company may modified Attachment B to comply with any changes in the law.

                  9.10 Upon the occurrence of a "Separation Event", the Company, through its Chief Executive Officer and/or his designee, will consider on mutually acceptable terms Mr. Twohig for then existing joint venture, partnership and/or other such opportunities.

         10. BENEFITS

                  Except as herein otherwise provided, any benefits arising out of or connected with Mr. Twohig's employment shall cease as of the effective date of a Separation Event or other termination of employment, as applicable. The foregoing shall not relieve the Company of its obligations under the law pertaining to Mr. Twohig's benefits following the effective date of a Separation Event or other termination of employment.

         11. COVENANTS NOT TO COMPETE

                  11.1 Mr. Twohig covenants and agrees that he will not engage in any "Competitive Activity" (as defined below) at any time during his employment with the Company and/or within the fifty-two (52) week period following the date of his termination from the Company for any reason or no reason.


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                  11.2 "Competitive Activity" shall include the following:

                           (i) directly or indirectly engaging in, being
employed by, advising, consulting in, or acting in any way as an agent for any entity engaged, in whole or in part, in any retail food establishment (including any restaurant or bakery) in which any of the following categories constitutes more than twenty percent (20%) of its revenues: (i) bakery goods and breads; or
(ii) sandwiches, soups and/or salads, other than those ordered through a wait person taking orders at a table (the term "sandwiches" shall not include hamburgers); as well as any business (without regard to revenue) that manufactures, wholesales and/or distributes fresh or frozen dough or bakery products which is or may be competitive with or adverse to the Company's business and which is within a 100 mile radius of where the Company is engaged in business or where the Company is attempting to engage in business or where the Company may reasonably be expected to engage in business within the 12 months immediately following his termination; or

                           (ii) having, or acquiring any interest in (whether as
proprietor, partner, stockholder, consultant, officer, director, or any type of principal whatsoever) any entity engaged, in whole or in part, in any retail food establishment (including any restaurant or bakery) in which any of the following categories constitutes more than twenty percent (20%) of its revenues:
(i) bakery goods and breads; or (ii) sandwiches, soups and/or salads, other than those ordered through a wait person taking orders at a table (the term "sandwiches" shall not include hamburgers); as well as any business (without regard to revenue) that manufactures, wholesales and/or distributes fresh or frozen dough or bakery products which is or may be competitive with or adverse to the Company's business and which is within a 100 mile radius of where the Company is engaged in business or where the Company is attempting to engage in business or where the Company may reasonably be expected to engage in business within the 12 months immediately following his termination, except that the direct or indirect ownership of five percent (5%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed having or acquiring any such interest; or

                           (iii) directly or indirectly being employed by,
advising, consulting in, or acting in any way as an agent for any entity: (a) which is a franchisee of the Company, or (b) which was a franchisee of the Company at any time within the 12 months immediately prior to his termination from the Company, or (c) which the Company is and/or was attempting to secure as a franchisee at any time within the 12 months immediately prior to his termination from the Company, or (d) which the Company may reasonably be expected to secure as a franchisee at any time within the 12 months immediately following his termination; or

                           (iv) having, or acquiring any interest in (whether
as proprietor, partner, stockholder, consultant, officer, director, or any type of principal whatsoever) any

                                       7

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entity: a) which is a franchisee of the Company, or (b) which was a franchisee of the Company at any time within the 12 months immediately prior to his termination from the Company, or (c) which the Company is and/or was attempting to secure as a franchisee at any time within the 12 months immediately prior to his termination from the Company, or (d) which the Company may reasonably be expected to secure as a franchisee at any time within the 12 months immediately following his termination, except that the direct or indirect ownership of five percent (5%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed having or acquiring any such interest.

                  11.3 Both during the term of Mr. Twohig's employment with the Company and at any time within one hundred and four (104) week period following his termination from the Company for any reason or no reason, Mr. Twohig hereby agrees not to directly or indirectly solicit or otherwise attempt to induce, influence, or encourage any employee and/or independent contractor and/or consultant and/or supplier and/or franchisee of the Company to terminate and/or modify in any way his/her and/or its employment or other such business relationship with the Company.

                  11.4 For purposes of Section 11, references to "the Company's business" and/or "where the Company is engaged in business" and/or "where the Company is attempting to engage in business" and/or "where the Company may reasonably be expected to engage in business", shall mean any and/or all current and/or future franchisee operation(s) as well as any current and/or future Company operation(s).

                  11.5 At any time Mr. Twohig may request a waiver, in whole or in part, of Section 11 by notifying the Company in writing of his request. Upon Mr. Twohig providing the Company with relevant information pertaining to such a waiver request (including such written information as the Company may request regarding the potential violation of these Covenants Not To Compete), the Company, through the Chief Executive Officer and/or his designee, will consider such a request.

         12. RETURN OF COMPANY DOCUMENTS

                  When Mr. Twohig leaves the employ of the Company, he will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and any other documents pertaining to the Company and/or the Company's business, including, but not limited to, computer files, together with all copies thereof, and any other material containing or disclosing any Confidential Information as defined in Section 8 above (collectively "such Documents"). The above shall include any and all such Documents contained on, for example, a home computer system. Mr. Twohig further agrees not to retain in any way any such Documents, and he will, for example, first return such Documents and then delete such Documents from any home computer system. Mr. Twohig further agrees that any property situated on the Company's premises and/or

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owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.

         13. INJUNCTIVE RELIEF

                  Mr. Twohig acknowledges that the Company's remedy at law for a breach of Sections 7, 8, 11, and/or 12 of this Agreement would be inadequate and he hereby expressly agrees that the Company shall be entitled to apply to any court, having jurisdiction, for an injunction restraining him in the event of a breach, actual or threatened, of the covenants contained in this Agreement without the necessity of proof of actual damages. Such right shall be in addition to any other remedies provided for herein or otherwise available at law or equity. Mr. Twohig further waives any requirement that a bond be posted or that irreparable damage be demonstrated as a condition to any injunctive relief.

         14. NOTICES

                  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

         (i) All notices to Mr. Twohig shall be addressed to Paul Twohig at:

             ---------------------------------

             ---------------------------------

or to such other place(s) as he may designate by written notice to the Company.

         (ii) All notices to the Company shall be addressed to the Company at:

                           6710 CLAYTON ROAD
                           ST. LOUIS, MO 63117
                           ATTENTION: CHIEF EXECUTIVE OFFICER

or to such other place(s) as the Company may designate by written notice to Mr. Twohig.

         15. NOTIFICATION TO NEW EMPLOYER

                  Mr. Twohig agrees that he will advise any prospective employer of the covenants and restrictions of this Agreement before accepting any offer from another employer.

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         16. ARBITRATION

                  Any controversy or claim arising out of or relating to Mr. Twohig's employment with the Company (including, but not limited to, applicable state and/or federal law), this Agreement, or the breach hereof ("claims"), except for claims which may be enforced pursuant to Section 13, shall be settled exclusively by arbitration before a single arbitrator which shall be held in the City of Boston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any matter which is arbitrable as herein set forth. The provision of this section with respect to arbitration shall survive the termination or expiration of this Agreement. Nothing herein contained shall be deemed to give any arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any provisions of this Agreement the arbitrator shall have no authority to award punitive damages or attorney's fees to any party. The decision of the arbitrator shall be final and conclusive. Judgment on an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

         17. DEATH

                  This Agreement and all obligations of the Company hereunder including, but not limited to, any Severance obligation, shall terminate upon the death of the Mr. Twohig. In the event of a termination upon the death of the Mr. Twohig, monies or compensation owed by the Company to the him up to the date of termination shall be paid to his estate or designee.

                  Nothing contained in this Section shall disqualify Mr. Twohig's estate from receiving the benefits of any Company provided life insurance.

         18. MISCELLANEOUS

                  18.1 Except as limited by Section 16 above, Mr. Twohig agrees and consents that this Agreement and any dispute arising hereunder shall be governed by the laws of the Commonwealth of Massachusetts and its applicable courts shall have jurisdiction over such matters; and he agrees and consents to waive trial by jury in any action or proceeding between the parties.

                  18.2 No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

                  18.3 In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any

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respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and each provision of this Agreement shall, if necessary, be deemed to be independent of each other and each supported by valid consideration. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

                  18.4 To the extent necessary to provide the Company with the full and complete benefit of this Agreement, the provisions in this Agreement and Mr. Twohig's obligations hereunder shall survive the termination of this Agreement and shall not be affected by such termination. The provisions of this Agreement shall also survive the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  18.5 This Agreement will be binding upon Mr. Twohig's heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  18.6 The captions and headings throughout this Agreement are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.

                  18.7 This Agreement shall be deemed to have been prepared jointly and shall not be strictly construed against either party.

                  18.8 The obligations set forth above in this Agreement shall also apply to any time during which Mr. Twohig was previously employed, or may in the future be employed, by the Company as a consultant if no other agreement governs such period. This Agreement (including any exhibits) is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                  18.9 This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which counterparts shall together constitute but one agreement.

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                  18.10 By signing below, Mr. Twohig acknowledges receiving a copy of this Agreement; he acknowledges and agrees that he is entering into this Agreement voluntarily and of his own free will; and he acknowledges and agrees that he has not been coerced or suffered any duress in order to induce him to enter into this Agreement.

                  18.11 This Agreement shall be effective as of the first day of Mr. Twohig's employment with the Company, namely January 6, 2003.

         19. ATTORNEY REVIEW

         Mr. Twohig acknowledges that he has been expressly advised by the Company to review this Agreement with an attorney prior to executing it.

         I, MR. TWOHIG, HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND THE MEANING OF ITS VARIOUS TERMS AND THE CONSEQUENCES OF SIGNING THIS AGREEMENT.

         I, MR. TWOHIG, HAVE BEEN GIVEN MORE THAN REASONABLE TIME TO CONSIDER AND ACCEPT THE CONDITIONS OF THIS AGREEMENT.

         IN WITNESS WHEREOF, Mr. Twohig has executed this Agreement under seal, and the Company has caused this Agreement to be executed under seal, by a duly authorized officer thereof, as of the date first above written.

                         PANERA, LLC

                          /s/RONALD M. SHAICH                        10/29/02
                         ------------------------------------        ---------
                         Ron Shaich, Chief Executive Officer           Date


                         AGREED AND ACCEPTED

                          /s/PAUL TWOHIG                              11/2/02
                         ------------------------------------       ----------
                         Paul Twohig                                   Date

                         SUBSCRIBED AND SWORN TO
                         before me this     day of                   , 200
                                        ---        ------------------     -----

                         --------------------------------------------
                         Notary Public

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                                                                  ATTACHMENT (A)

                       OUTLINE OF BASE SALARY, ADDITIONAL
                    COMPENSATION AND BENEFITS FOR PAUL TWOHIG

         1. Mr. Twohig's annualized base salary shall be Three Hundred and Twenty-Five Thousand dollars ($325,000.00), payable in equal bi-weekly installments.

         2. Mr. Twohig shall receive such standard employee benefits (including, but not limited to, health insurance) as are provided Company managers.

         3. Mr. Twohig is eligible for an annual bonus, beginning January 1, 2003, in the amount up to sixty percent (60%) of his annual base salary pursuant to a "bonus plan", to be agreed upon by the parties within one hundred and twenty (120) days of Mr. Twohig's start date. Without in any way limiting any other eligibility requirement(s) of said "bonus plan", Mr. Twohig must be actively employed on the payout date in order to earn and otherwise be eligible to receive any bonus payment. The payout date shall be on the 15th of March of the year following the year in which the bonus is calculated. For years 2003 and 2004, Mr. Twohig's bonus payment shall be no less than thirty percent (30%) of his annual base salary, payable as outlined above. Notwithstanding, in the event Mr. Twohig's employment is terminated for any reason other than cause in 2003, Mr. Twohig will be paid his bonus on a prorated basis, but in no event shall the bonus be less than thirty percent (30%) of his annual base salary, payable upon his effective date of termination. In the event Mr. Twohig's employment is terminated for any reason other than cause in 2004, Mr. Twohig will be paid his bonus on a prorated basis, but in no event shall the bonus be less than fifteen percent (15%) of his annual base salary, payable upon his effective date of termination.

         4. Mr. Twohig's annualized base salary shall be reviewed no later than January 1, 2004 and annually thereafter.

         5. Mr. Twohig shall be awarded One Hundred and Thirty Thousand (130,000) shares of stock options as approved by the Board of Directors.

         6. Mr. Twohig will be reimbursed up to the gross amount of One Hundred and Thirty Thousand ($130,000.00) dollars, which includes any "gross up" for applicable taxes, for reasonable and appropriate relocation expenses to Massachusetts. This amount is subject to reasonable review and adjustment as actual costs are calculated. In the event Mr. Twohig should leave the Company for any reason other than termination for cause within the twelve (12) month period immediately following his start date, Mr. Twohig will be required to immediately refund to the Company the above relocation expenses on a basis proportional to Mr. Twohig's employment with the Company. For example, if Mr. Twohig resigns one (1) full month following his start date, Mr. Twohig will be

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required to refund to the Company 11/12ths of the Company's above relocation expenses. Mr. Twohig agrees that any such refund maybe deducted from any monies (or equivalent) owed to Mr. Twohig and Mr. Twohig agrees to execute any document(s) to effectuate this withholding.

         7. Mr. Twohig will receive a car allowance of five thousand dollars ($5,000.00) per year payable in a manner consistent with other Company managers.

         The above base salary and other benefits identified in paragraphs 1 through 7 are not earned and payable if this Agreement is terminated prior to payment of any portion of said base salary and/or other benefits.


                               PANERA, LLC


                               /s/RONALD M. SHAICH
                               -----------------------------------
                               Ron Shaich, Chief Executive Officer


                               AGREED AND ACCEPTED


                               /s/PAUL TWOHIG                         11/2/02
                               ------------------------------------   -------
                               Paul Twohig                              Date

                               SUBSCRIBED AND SWORN TO
                               before me this     day of                , 200
                                              ---        --------------      ---

                               ----------------------------------------
                               Notary Public

                                                                    ATTACHMENT B

                                 GENERAL RELEASE

         I, Paul Twohig, of __________________, __________________, for good and adequate consideration (including the consideration described in the attached Agreement), do hereby release and absolutely and forever discharge Panera, L.L.C., its owners, predecessors, successors, affiliates, assigns, officers, employees, franchisees, insurers, attorneys, investors and agents (hereinafter "Panera"), from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys' fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims in law or in equity, whether now known or unknown, which I ever had, now have, or which I, my heirs, executors, administrators or assigns, hereafter can, shall or may have against Panera arising from any events occurring from the beginning of time to this date, including, without limitation of the foregoing generality, all of same arising directly or indirectly out of, in connection with and/or in any manner relating to my employment with and/or separation from Panera, including, but expressly not limited to, any claims which I may have to recover damages of any kind, including back pay, front pay, damages asserted for physical and emotional injuries, or any claim to reinstatement and/or employment, or any claims, actions, complaints or charges brought by me or on my behalf or which could have been brought by me or on my behalf under the Employment Retirement Income Security Act of 1974 ("ERISA"), the Americans with Disabilities Act ("ADA"), Title VII of the Civil Rights Act, 42 U.S.C. Sections 2000(e) et seq., the Age Discrimination in Employment Act ("ADEA") or under any other federal, state, municipal, city, town or common law.

         I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claim(s) on my behalf arising out of or related in any way to my employment with the Panera and/or separation from employment with Panera.

         1. This General Release is a part of an Agreement between me and Panera that is written in a manner which I understand and which entitles me to receive money and other things of value to which under my employment arrangement I would not have received apart from that Agreement.

         2. By this General Release, Panera has given me written notice to consult an attorney and I have been given the opportunity to consult with counsel of my own choosing.

         3. I have been given adequate time (including in excess of 21 days) to consider the agreement before signing it, including this General Release.

         4. I have the right to revoke this General Release within eight (8) days of signing it by notifying Scott G. Blair, Esq., 42 Charles Street, Hingham, Massachusetts 02043 in writing of my intention to do so.

         5. By signing this General Release, I understand that I am waiving any rights or claims arising under ERISA, ADA, ADEA, TITLE VII or under any other federal, state, municipal, city, town or common law.

         6. Nothing contained in this General Release is intended to release the Company from its applicable obligations contained in the attached Agreement.

         I acknowledge that the execution of this General Release is my own free, voluntary and knowing act and deed.


                                     PANERA, LLC


                                     /s/RONALD M. SHAICH
                                     ------------------------------------
                                     Ron Shaich, Chief Executive Officer


                                     AGREED AND ACCEPTED


                                     /s/PAUL TWOHIG                     11/2/02
                                     ------------------------------------------
                                     Paul Twohig                          Date

                                     SUBSCRIBED AND SWORN TO
                                     before me this     day of          , 200
                                                    ---        ---------     --


                                     -----------------------------------
                                     Notary Public

                                    ADDENDUM

9.65 Panera may terminate my employment if, at any time during my employment, I become disabled so that I am unable to perform the essential functions of my employment, with reasonable accommodation, for a period of ninety (90) days in the aggregate during any 180-day period. The determination of my disability for purposes of this Section 9.65 shall be made by a qualified physician acceptable to both parties. In the event that Panera and I are unable to agree upon a qualified physician, each party shall select a qualified physician, and in the event those two physicians are unable to agree upon a determination as to my disability, a third neutral physician ("Neutral Physician") acceptable to the parties shall be selected. The determination of disability by the Neutral Physician shall be final and binding for purposes of this Agreement. In the event my employment is terminated pursuant to this Section 9.65, said termination shall be deemed a "Separation Event" pursuant to Section 9.5 entitling me to "Separation Pay", provided I comply with the obligations contained in this Agreement, including Section 9 and its subparts. In addition to any reductions in Severance Pay provided for in Section 9.3 any Severance Pay made pursuant to this Section 9.65 shall also be offset dollar for dollar by any payments made in the aggregate to me under Panera's then existing Salary Continuation and/or Long-Term Disability Plan(s).